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                                                                   EXHIBIT 23.2


          CONSENT OF HILL, BARTH & KING, INC., INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4, to the incorporation by reference therein of our report dated January 22, 1997 relating to the consolidated financial statements of Southwest Banks, Inc. which have been incorporated into the supplemental consolidated financial statements of F.N.B. Corporation and Subsidiaries for the year ended December 31, 1996 and for each of the three years in the period ended December 31, 1996 included in F.N.B. Corporation's Current Report on Form 8-K filed July 22, 1997 and to the incorporation by reference therein of our report dated January 19, 1996, except for Note I, as to which the date is February 2, 1996, relating to the consolidated financial statements of Southwest Banks, Inc. which have been incorporated into the supplemental consolidated financial statements of F.N.B. Corporation for the year ended December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 included in F.N.B. Corporation's Current Report on Form 8-K filed March 5, 1997, with the Securities and Exchange Commission.




                                                Hill, Barth & King, Inc.
                                                Certified Public Accountants


Naples, Florida
July 28, 1997